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Exhibit 99.1

Contact:	Mark A. Kopser Senior Vice President and Chief Financial Officer or Richard J. Sirchio Treasurer and Vice President/Investor Relations (972) 713-3500

UNITED SURGICAL PARTNERS INTERNATIONAL
ANNOUNCES THIRD QUARTER RESULTS

        Company Expects Strong Performance to Continue into 2003

Third Quarter Highlights:

  •
  Q3 earnings per share increased 140% over prior year period

  •
  18% U.S. same-facility volume growth

  •
  Company-wide same-facility net revenue growth of 20%

  •
  Opened three de novo centers and completed one acquisition

Dallas, Texas (October 29, 2002)—United Surgical Partners International, Inc. (Nasdaq/NM:USPI) today announced results for the third quarter and the nine months ended September 30, 2002.

        For the third quarter ended September 30, 2002, net revenues were $85.8 million, up 41% from $60.8 million in the comparable prior year period. Net income attributable to common stockholders for the quarter totaled $3.0 million, or $0.12 per diluted share, versus net income attributable to common stockholders of $1.2 million, or $0.05 per diluted share, in the prior-year period. Earnings before interest, taxes, depreciation and amortization less minority interests increased 51% to $18.7 million in the third quarter of this year versus $12.4 million for the same period last year. Results for the quarter were driven by increases of 18% in U.S. same-facility surgical cases and 5% in U.S. net revenue per case.

        For the nine months ended September 30, 2002, net revenues were $246.8 million, up 41% from $174.5 million in the comparable prior year period. Net income attributable to common stockholders for the nine-month period totaled $13.9 million, or $0.54 per diluted share, versus net income attributable to common stockholders of $1.7 million, or $0.10 per diluted share, in the prior-year period, a greater than 400% increase in earnings per share. Earnings before interest, taxes, depreciation and amortization less minority interests increased 56% to $58.4 million for the nine months ended September 30, 2002, versus $37.5 million for the nine months ended September 30, 2001.

        Commenting on the results, Donald E. Steen, United Surgical Partners International's chairman and chief executive officer, said, "We are pleased to report another excellent quarter driven by strong operating results and developmental successes. Contributing to our solid performance is our continued outstanding same-facility volume increases and net revenue per case increases, which exceeded our previous guidance."

        During the third quarter of 2002, United Surgical Partners International purchased an ownership interest, with an option to acquire a majority interest, in Destin Surgery Center in Destin, Florida. The Company also acquired additional ownership in a surgery center in Arlington, Texas. In addition to these third quarter acquisitions, the Company opened a de novo center in Nashville, Tennessee, through its partnership with St. Thomas Health System and two de novo centers in Dallas, Texas, through its partnership with Baylor Health Care System. Commenting on the recent developments, Mr. Steen said, "Going forward, we intend to focus on increasing the number of de novo centers as a percentage of total centers developed and acquired. The opening of three centers in existing markets during the third quarter is a step towards achieving this goal."

        On September 30, 2002, the Company announced that Jerry P. Widman had been nominated to join the Company's Board of Directors. Mr. Widman's career spans more than 35 years in executive management, most recently as chief financial officer of Ascension Health. Mr. Steen added, "Mr. Widman strengthens the financial expertise on our audit committee and further emphasizes our focus towards not-for-profit hospital systems."

        In October, United Surgical Partners International successfully completed a follow-on offering of 2.415 million shares of common stock, which includes the underwriters' over-allotment option, at $22.00 per share. A portion of the approximate $49.1 million of net proceeds raised was used to pay off the outstanding balance of the Company's revolving credit facility and the remainder of the proceeds will be used to fund de novo projects and future acquisitions. The offering helps deleverage the Company's balance sheet and better position it to execute its strategy of partnering with not-for-profit hospitals to build and acquire surgical facilities.

        Given the year-to-date results and the Company's successful acquisition program to date, the Company is raising its previously announced guidance as follows ($ in millions, except per share data):

	Fiscal 2002	Fiscal 2003
Revenues	$320-$325	$365-$375
EBITDA	$92-$93	$110-$112
EBITDA less minority interest	$79-$80	$93-$95
Earnings per share—diluted	$0.74-$0.76	$0.92-$0.94
Company-wide same-facility case growth	10-11%	7	%-9%
Company-wide same-facility revenue growth	15-17%	9	%-12%
Depreciation and amortization	$25-$26	$26-$28
Interest expense	$24-$25	$25-$26
Effective tax rate	34%	36%

        The guidance for fiscal years 2002 and 2003 only includes acquisitions completed through September 30, 2002, and de novo developments under construction. The Company will update guidance as significant future acquisitions are completed. The Company's full year guidance on adding facilities in 2002 and 2003 is as follows:

	Completed through Sept. 30, 2002	Fiscal 2002 Projected	Fiscal 2003
De novo developments	5	6	6-8
Acquisitions	8	10-11	3-5
Hospital joint ventures	3	3-4	3-4

        The live broadcast of United Surgical Partners International's third quarter conference call will begin at 11:00 a.m. Eastern Time on October 30, 2002. A 30-day online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events can be found on the Company's website at www.unitedsurgical.com or at www.companyboardroom.com.

        United Surgical Partners International, headquartered in Dallas, Texas, has ownership interests in or operates 63 surgical facilities in the United States, Spain and the United Kingdom. Of these, 25 domestic facilities are jointly owned with 10 not-for-profit healthcare systems.

        The above statements include forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict.

These statements are subject to risks and uncertainties relating to the Company, including without limitation, (i) possible changes in reimbursement to healthcare providers and insurers that may reduce payments; (ii) its ability to attract and retain qualified management and personnel, including physicians; (iii) the geographic concentration of the Company's operations; (iv) risks associated with the Company's acquisition and disposition strategies; (v) the regulated nature of the healthcare industry; (vi) the highly competitive nature of the healthcare business; and (vii) those risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. Therefore, the Company's actual results may differ materially. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

UNITED SURGICAL PARTNERS

INTERNATIONAL, INC.

Unaudited Condensed and Consolidated Statements of Income

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001
Revenues	$85,831	$60,783	$246,750	$174,515
Operating expenses:
Salaries, benefits and other employee costs	23,216	16,738	63,184	46,636
Medical services and supplies	16,324	11,743	47,479	35,104
Other operating expenses	16,139	11,596	45,159	32,392
General and administrative expenses	5,889	5,390	18,168	15,571
Provision for doubtful accounts	1,502	949	4,200	2,126
Depreciation and amortization	6,942	7,239	18,920	19,190

Total operating expenses	70,012	53,655	197,110	151,019

Operating income	15,819	7,128	49,640	23,496
Interest expense, net	(6,478)	(3,179)	(18,300)	(13,038)
Other	—	(39)	(74)	(49)

Income before minority interests	9,341	3,910	31,266	10,409
Minority interests in income of consolidated subsidiaries	(4,066)	(1,974)	(10,172)	(5,175)

Income before income taxes	5,275	1,936	21,094	5,234
Income tax expense	(2,235)	(212)	(7,238)	(1,238)

Net income	3,040	1,724	13,856	3,996
Preferred stock dividends	—	(503)	—	(2,251)

Net income attributable to common stockholders	$3,040	$1,221	$13,856	$1,745

Net income per share attributable to common stockholders:
Basic earnings per share	$0.12	$0.05	$0.57	$0.11
Diluted earnings per share	$0.12	$0.05	$0.54	$0.10
Weighted average number of common shares:
Basic	24,472	24,285	24,284	16,458
Diluted	25,762	25,480	25,529	17,374
Supplemental Data:
EBITDA less minority interests	$18,695	$12,393	$58,388	$37,511
Facilities operated at period end			61	45

UNITED SURGICAL PARTNERS

INTERNATIONAL, INC.

Unaudited Condensed and Consolidated Balance Sheets

(in thousands)

	Sept. 30, 2002	Dec. 31, 2001
ASSETS
Current assets:
Cash and cash equivalents	$32,135	$33,881
Accounts receivable, net of allowance for doubtful accounts of $5,172 and $4,726, respectively	34,408	27,546
Other receivables	32,611	30,579
Inventories	6,924	5,685
Other	12,762	12,762

Total current assets	118,840	110,453
Property and equipment, net	256,222	211,601
Investments in affiliates	17,182	12,328
Intangible assets, net	260,028	215,809
Other	8,231	6,666

Total assets	$660,503	$556,857

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$21,198	$20,633
Accrued expenses and other	52,354	38,895
Current portion of long-term debt	11,013	10,640

Total current liabilities	84,565	70,168
Long-term debt	270,738	228,041
Other liabilities	22,960	16,046

Total liabilities	378,263	314,255
Minority interests	23,539	16,075
Stockholders' equity:
Common stockholders' equity	258,701	226,527

Total liabilities and stockholders' equity	$660,503	$556,857

UNITED SURGICAL PARTNERS

INTERNATIONAL, INC.

EBITDA Less Minority Interests

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001
Operating income	$15,819	$7,128	$49,640	$23,496
Depreciation and amortization	6,942	7,239	18,920	19,190
Minority interests in income of consolidated subsidiaries	(4,066)	(1,974)	(10,172)	(5,175)

EBITDA less minority interests	$18,695	$12,393	$58,388	$37,511

UNITED SURGICAL PARTNERS

INTERNATIONAL, INC.

Key Operating Statistics

U.S. Historic Same-facility Case Growth:

	With Acquisitions			Without Acquisitions(1)
	2002	2001	Growth	2002	2001	Growth
First Quarter	36,169	31,048	16.5%	31,984	26,670	19.9%
Second Quarter	45,838	38,710	18.4%	37,147	29,972	23.9%
Third Quarter	47,918	40,435	18.5%	36,900	30,272	21.9%

	129,925	110,193	17.9%	106,031	86,914	22.0%
	Three Months Ended September 30,
	2002	2001	% Change
Same-facility statistics:
Cases—United States	47,918	40,435	18.5%
Net revenue/case—United States	$1,421	$1,352	5.1%
Facility EBITDA margin—United States	34.5%	30.7%	378bps
Adjusted admissions—Western Europe	21,246	20,817	2.1%
Net revenue/adjusted admission—Western Europe	$1,499	$1,264	18.6%
Net revenue/adjusted admission—Western Europe (at constant currency translation rates)	$1,499	$1,387	8.1%
Facility EBITDA margin—Western Europe	16.8%	15.9%	88bps
Consolidating-facility statistics:
Total cases—United States	33,240	20,729	60.4%
Same facility cases (without acquisitions)(1)	24,537	20,729	18.4%
Total adjusted admissions—Western Europe	21,246	19,082	11.3%
Same facility adjusted admissions (without acquisitions)(1)	19,262	19,082	0.9%
Total consolidating facilities	33	27
(1)
Excludes cases from acquired centers during the first year of ownership.

QuickLinks

  Exhibit 99.1
UNITED SURGICAL PARTNERS INTERNATIONAL ANNOUNCES THIRD QUARTER RESULTS
  Third Quarter Highlights
UNITED SURGICAL PARTNERS INTERNATIONAL, INC. Unaudited Condensed and Consolidated Statements of Income (in thousands, except per share data)
UNITED SURGICAL PARTNERS INTERNATIONAL, INC. Unaudited Condensed and Consolidated Balance Sheets (in thousands)
UNITED SURGICAL PARTNERS INTERNATIONAL, INC. EBITDA Less Minority Interests (in thousands)
UNITED SURGICAL PARTNERS INTERNATIONAL, INC. Key Operating Statistics
  U.S. Historic Same-facility Case Growth